Exhibit 99.1

Hanmi Financial Corp. Earned $13.3 Million or $0.42 Per Diluted Share, in Third Quarter of 2012

LOS ANGELES--(BUSINESS WIRE)--October 18, 2012--Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank (the “Bank”), today reported improving asset quality, and growing efficiencies contributed to third quarter net income of $13.3 million, or $0.42 per diluted share. Hanmi’s net income for the second quarter of 2012 was $55.8 million or $1.77 per diluted share, as a result of the recapture of the deferred tax asset (“DTA”) in the second quarter, and $4.2 million or $0.22 per diluted share in the third quarter a year ago. With eight consecutive quarters of profitability and continued credit improvement, Hanmi continued to benefit from the reversal of the DTA valuation allowance, recording a $4.9 million gross benefit which effectively offsets the tax obligation for the quarter. Tangible book value increased 4.5% to $11.52 per share at September 30, 2012, from $11.02 per share at June 30, 2012, and increased 8.1% from $10.66 per share a year ago. Year to date, net income in 2012 totaled $76.4 million, or $2.42 per diluted share, compared to $22.6 million, or $1.20 per diluted share, in the first nine months of 2011. All per share results are adjusted to reflect Hanmi Financial’s 1-for-8 reverse stock split, which became effective on December 19, 2011.

“We continue to gain traction with our turnaround efforts, producing further improvements in asset quality during the quarter,” said Jay S. Yoo, President and Chief Executive Officer. “With another solidly profitable quarter, we are establishing a steady and stable foundation on which to grow our assets in the future.”

Hanmi Financial Quarterly Financial Highlights
(In Thousands, Except Per Share Data)

	At or for the Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011

Net Income	$13,279	$55,775	$4,203
Net Income Per Diluted Common Share	$0.42	$1.77	$0.22

Total Assets	$2,841,857	$2,846,652	$2,686,570
Total Net Loans	$1,892,813	$1,878,367	$1,891,533
Total Deposits	$2,363,385	$2,385,107	$2,353,169

Return on Average Assets	1.87%	8.24%	0.62%
Return on Average Shareholders' Equity	14.97%	74.63%	8.30%
Net Interest Margin	3.69%	3.84%	3.75%
Efficiency Ratio	59.81%	61.07%	60.55%

Tangible Common Equity Per Common Share	$11.52	$11.02	$10.66

Non-Performing Assets	$45,056	$46,214	$78,280
Non-Performing Assets to Total Assets	1.59%	1.62%	2.91%
Allowance for Loan Losses to Total Gross Loans	3.38%	3.69%	5.06%
Allowance for Loan Losses to Total Non-Performing Loans	147.92%	159.26%	129.24%

Classified Assets	$131,233	$143,736	$317,078
Classified Assets to Bank Tier 1 Capital and ALLL	28.60%	32.20%	83.24%

Hanmi Financial Capital Ratios:
Total Risk-Based Capital Ratio	20.79%	20.02%	14.58%
Tier 1 Leverage Capital Ratio	14.71%	14.70%	9.80%
Tangible Equity to Tangible Assets Ratio	12.77%	12.20%	7.51%

Financial Highlights (at or for the period ended September 30, 2012)

  Hanmi posted its eighth consecutive quarter of profitability.
  Net interest margin (“NIM”) was 3.69% in the third quarter of 2012, down from 3.84% in the second quarter of 2012 and 3.75% in the third quarter a year ago. Lower yields on earning assets were partially offset by reduced cost of funds for both the quarter and year-over-year comparisons. NIM in the first nine months of 2012 improved to 3.74% from 3.69% in the first nine months of 2011.
  The Bank disbursed $34.8 million of SBA 504 and 7(a) loans and $137.9 million of other commercial loans during the third quarter of 2012. The Bank also approved for disbursement $13.3 million in lines of credit for the third quarter of 2012. Year to date, loans disbursed totaled $111.2 million in SBA 504 and 7(a) loans and $278.4 million in other commercial term loans. Year to date, the Bank also approved for disbursement $30.9 million in lines of credit. Included in year to date loan production were one year adjustable rate single family residential mortgage loans totaling $67.6 million which were purchased during the first quarter of 2012 and commercial real estate loans totaling $15.2 million which were purchased during the second quarter of 2012.
  Asset quality improved during the third quarter of 2012, as indicated by fewer non-performing assets (“NPAs”), lower levels of delinquent loans, and lower net charge-offs.
    The ratio of classified assets to the allowance for loan losses (“ALLL”) plus the Bank’s tier 1 capital dropped to 28.60% at September 30, 2012, from 32.20% at June 30, 2012, and 83.24% at September 30, 2011. Classified assets at September 30, 2012 were $131.2 million compared to $143.7 million and $317.1 million at June 30, 2012 and September 30, 2011, respectively.
    NPAs declined to $45.1 million, or 1.59% of total assets, at September 30, 2012, from $46.2 million, or 1.62% of total assets, at June 30, 2012, and were down significantly from $78.3 million, or 2.91% of total assets, at September 30, 2011. Of the $23.6 million in total note sales during the third quarter of 2012, sales of non-performing loans totaled $2.4 million, which also contributed to the decrease of NPAs. Note sales for the third quarter of 2012 resulted in a net loss of $515,000. Year to date, note sales totaled $96.6 million and generated a net loss on sale of $8.2 million.
    Delinquent loans, which are 30 to 89 days past due and still accruing, totaled $4.0 million, or 0.20% of gross loans at September 30, 2012, down from $4.7 million, or 0.24% of gross loans at June 30, 2012, and down from $16.5 million, or 0.83% of gross loans, at September 30, 2011.
    Total net charge-offs during the third quarter of 2012 were $5.9 million, down from $13.4 million in the second quarter of 2012, and down from $15.5 million in the third quarter a year ago.
    Classified loan inflows totaled $10.7 million for the third quarter of 2012, up from $7.5 million during the second quarter of 2012. Outflows of classified loans totaled $22.5 million during the third quarter of 2012, as compared to $94.3 million in the second quarter of 2012.
  Operating efficiency improved to 59.81% during the third quarter of 2012 from 61.07% in the second quarter of 2012 and from 60.55% during the third quarter a year ago, reflecting lower FDIC insurance premiums and lower payroll costs.
  The Bank’s tangible common equity to tangible assets ratio at September 30, 2012 was 14.96%, up from 14.34% at June 30, 2012 and 10.63% a year ago.
  At the holding company level, the tangible common equity ratio was 12.77% and the tangible book value was $11.52 per share at September 30, 2012, an increase from tangible book value of $11.02 per share at June 30, 2012.

Capital Management

“With solid operating profits and the recapture of the DTA this year, our capital position continues to improve,” said Lonny Robinson, Executive Vice President and Chief Financial Officer. “The improvement in our ratio of classified assets to the ALLL plus the Bank’s tier 1 capital to 28.60% is a critical accomplishment. We continue to make substantial progress to improve the financial position of the Bank on three important regulatory requirements: strong capital levels, quality core earnings, and improving credit metrics. All of our capital levels remain well above those required by regulatory standards.” The following table shows Hanmi Financial’s and the Bank’s capital ratios:

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Hanmi Financial
Total Risk-Based Capital Ratio	20.79%	20.02%	14.58%
Tier 1 Risk-Based Capital Ratio	19.52%	18.74%	12.63%
Tier 1 Leverage Capital Ratio	14.71%	14.70%	9.80%
Tangible Equity to Tangible Assets Ratio	12.77%	12.20%	7.51%

Hanmi Bank
Total Risk-Based Capital Ratio	19.91%	19.06%	14.72%
Tier 1 Risk-Based Capital Ratio	18.63%	17.79%	13.42%
Tier 1 Leverage Capital Ratio	14.05%	13.95%	10.41%
Tangible Equity to Tangible Assets Ratio	14.96%	14.34%	10.63%

Results of Operations

Net interest income, before the provision for credit losses, totaled $24.9 million for the third quarter of 2012, down 1.0% from $25.2 million for both the second quarter of 2012 and the third quarter of 2011. Interest and dividend income was down 1.9% from the second quarter of 2012 and down 7.2% from the third quarter of 2011, while interest expense fell 6.5% and 31.2% compared to the second quarter of 2012 and the third quarter of 2011, respectively. In the first nine months of 2012, net interest income, before the provision for credit losses, totaled $74.6 million, down 2.8% from $76.7 million in the first nine months of 2011.

Average yield on loans was 5.44% for the third quarter of 2012, down from 5.47% for the second quarter of 2012 and down from 5.60% for the third quarter of 2011. The yield on the investment securities portfolio, which accounted for 15.5% of current quarter average earning assets, was 2.22% during the third quarter of 2012 compared to 2.25% during the second quarter of 2012, but increased from 2.07% during the third quarter of 2011. For the first nine months of 2012, average yield on loans was 5.50%, down from 5.57% for the first nine months of 2011. The yield on the investment securities portfolio during the first nine months of 2012 was 2.20%, compared to 2.29% during the first nine months of 2011.

With the mix of deposits continuing to improve, the cost of interest-bearing liabilities continues to decline. The cost of interest-bearing liabilities was down 11 basis points to 1.01% in the third quarter of 2012, when compared to the second quarter of 2012, and down 38 basis points from the third quarter of 2011. Cost of deposits was 0.61% for the third quarter of 2012, compared to 0.69% for the second quarter of 2012 and 0.95% for the third quarter of 2011. For the first nine months of 2012, the cost of interest bearing liabilities declined 29 basis points to 1.14% and the cost of deposits declined 31 basis points to 0.72%, compared to 1.43% and 1.03%, respectively, for the first nine months of 2011.

NIM declined 15 basis points to 3.69% in the third quarter of 2012, compared to the second quarter of 2012, and decreased 6 basis points from the third quarter of 2011. “While our mix of deposits continues to improve, the incremental reduction in the cost of funds is also being offset by lower yields on loans and investments and excess liquidity carried by the Bank.” said Robinson.

With steadily improving asset quality, there was no provision for credit losses in the third quarter of 2012 compared to $4.0 million in the second quarter of 2012 and $8.1 million in the third quarter of 2011. The total net charge-offs for the third quarter of 2012 was $5.9 million, as compared to $13.4 million of net charge-offs in the second quarter of 2012 and $15.5 million net charge-offs in the third quarter of 2011. The allowance for loan losses totaled $66.1 million, or 3.38% of total gross loans.

Net interest income, after the provision for credit losses, totaled $24.9 million in the third quarter of 2012, compared to $21.2 million in the second quarter of 2012 and $17.1 million in the third quarter of 2011. In the first nine months of each of 2012 and 2011, net interest income after the provision for credit losses totaled $68.6 million.

Non-interest income in the third quarter of 2012 was $6.5 million, compared to $7.2 million in the second quarter of 2012 and $6.0 million in the third quarter of 2011. In the first nine months of 2012, non-interest income totaled $17.3 million compared to $17.5 million in the first nine months of 2011. The Bank generated a $1.8 million gain on sales of SBA loans and a $515,000 net loss on sales of other loans in the third quarter of 2012, compared to a $5.5 million gain on sales of SBA loans, a $5.3 million net loss on sales of other loans, and a $1.4 million net gain on sales of investment securities in the second quarter of 2012. “Timing of SBA loan sales has resulted in uneven gains on sales of loans this year,” said Robinson.

Non-interest expense in the third quarter of 2012 decreased to $18.8 million, compared to $19.8 million in the second quarter of 2012 and $18.9 million in the third quarter of 2011. The decrease was caused primarily by decreases in expenses for FDIC assessments and employee salaries. Reflecting continuing asset quality improvement, premiums for FDIC deposit insurance and other regulatory assessments fell in the third quarter of 2012 to $283,000, from $1.5 million in the second quarter of 2012 and $1.6 million in the third quarter of 2011. Salaries and employee benefits decreased 3.2% or by $301,000, in the third quarter of 2012, mainly due to a decrease in salaries and wages of $129,000, a decrease of $187,000 in group insurance and employer taxes as a result of a workforce reduction in the second quarter of 2012, and partially offset by an increase of $104,000 in commissions during the third quarter of 2012. The overall decrease was partially offset by an increase in other real estate owned expense of $283,000 due to an additional valuation allowance recorded during the third quarter of 2012, an increase of $93,000 in supplies and communication expense due to a rise in printing related costs, an increase of $14,000 in advertising and promotional expenses, an increase of $76,000 in loan related expenses primarily for loan collections and appraisals, and an increase in other expenses which was result of a $73,000 increase in our stock warrant expense due to an increase in our stock price and an $86,000 increase in amortization of the servicing asset.

Non-interest expense for the first nine months of 2012 totaled $57.3 million, down from $62.8 million in the first nine months of 2011. Non-interest expense decreased mainly as non-recurring operating costs of $2.2 million were incurred in 2011 for unconsummated capital offerings. Non-interest expense also decreased due to several other factors. Directors’ and officers’ liability insurance premiums decreased by $1.3 million due to improved bank regulatory ratings and a change in insurance carriers. FDIC Assessment expenses decreased by $1.8 million as assessment rates were lowered due to asset quality improvements and improved regulatory ratings. Other real estate owned expenses decreased by $1.2 million due our reduction of OREO properties over the past several quarters. The decreases in non-interest expense for the first nine months of 2012 were partially offset by a $1.7 million increase in salaries and employee benefits mainly due to increased bonus provisions recorded in 2012 and also partially offset by a $528,000 increase in advertising and promotion expense due to increased public relations efforts and donations during the year.

Hanmi recorded an income tax benefit of $644,000 in the third quarter of 2012 and a benefit of $47.2 million in the second quarter of 2012. The benefit recorded in the second quarter of 2012 resulted from the reversal of the valuation allowance on its DTA. The valuation allowance was established in 2009 resulting from the then-current future earnings prospects and the Bank’s potential inability to realize its DTA in the future. The tax benefit recorded in the third quarter of 2012 was mainly attributed to provision to return and other adjustments of $322,000 and certain tax credits totaling $309,000 which were utilized during the quarter. “We expect to release the remainder of the DTA valuation allowance reserve of $5.4 million in the fourth quarter of 2012, bringing the total DTA benefit recognized in 2012 to approximately $63.4 million. In 2013, we anticipate our effective tax rate will be about 39% of pre-tax income,” said Robinson.

Balance Sheet

Total assets were $2.84 billion at September 30, 2012, virtually unchanged from $2.85 billion at June 30, 2012, and increasing by 5.8% from $2.69 billion at September 30, 2011.

Gross loans, excluding loans held for sale, totaled $1.96 billion at September 30, 2012, up from $1.95 billion at June 30, 2012, but down from $1.99 billion at September 30, 2011. Loans held for sale, totaled $10.7 million at September 30, 2012, up from $5.1 million at June 30, 2012, but down from to $37.2 million at September 30, 2011. Average gross loans, net of deferred loan fees, were $1.96 billion for the third quarter of 2012, compared to $2.00 billion for the second quarter of 2012 and $2.08 billion for the third quarter of 2011.

Liquidity remained high with the total average investment portfolio at $386.5 million during the third quarter of 2012, down from $417.2 million during the second quarter of 2012 and down from $394.4 million during the third quarter of 2011. During the third quarter of 2012, investment securities that were held to maturity totaling $53.1 million were reclassified to securities deemed available for sale. Upon reclassification, a net unrealized gain was recorded for these securities totaling $2.0 million. Cash and cash equivalents totaled $302.4 million at September 30, 2012, down from $304.4 million at June 30, 2012, but up from $228.9 million at September 30, 2011.

Average deposits for the third quarter of 2012 decreased to $2.36 billion compared to $2.38 billion for the third quarter of 2011. The overall mix of funding continued to improve with time deposits (particularly high-cost promotional accounts) declining and transaction account balances increasing. Core deposits, which are total deposits less time deposits equal to or greater than $100,000, accounted for 73.1% of total deposits at September 30, 2012, up from 64.6% of total deposits at September 30, 2011. Demand deposit accounts increased 11.8% to $694.3 million at September 30, 2012 compared to $621.2 million at September 30, 2011. Demand deposit accounts accounted for 29.4% of total deposits at September 30, 2012, up from 26.4% at September 30, 2011. Time deposits equal to or greater than $100,000 were down $197.4 million in the past twelve months. Total deposits were $2.36 billion at September 30, 2012 compared to $2.35 billion at September 30, 2011.

At September 30, 2012, total stockholders’ equity was $364.0 million, or $11.56 per share. Hanmi Financial had 31.5 million shares outstanding at September 30, 2012, compared to 18.9 million shares outstanding at September 30, 2011, adjusting for stock splits. Tangible common stockholders’ equity was $362.6 million at September 30, 2012, or 12.77% of tangible assets, compared to $201.5 million, or 7.51% of tangible assets at September 30, 2011. Tangible book value per share was $11.52 at September 30, 2012, compared to $11.02 at June 30, 2012, an increase of 4.5%.

Asset Quality

Non-performing loans (“NPL”), excluding loans held for sale, decreased to $44.7 million at September 30, 2012, down 0.9% from $45.1 million at June 30, 2012, and down 42.7% from $78.0 million at September 30, 2011. Troubled Debt Restructurings totaled $38.0 million at September 30, 2012, compared to $35.8 million at June 30, 2012, and $68.7 million at September 30, 2011. In addition, fewer NPLs were classified as held for sale; $4.4 million and $3.5 million of NPLs were recorded at the lower of cost or fair value and classified as held for sale at September 30, 2012 and June 30, 2012, respectively, compared to $17.5 million at September 30, 2011. The following table shows NPLs, excluding loans held for sale, by loan category:

	September 30, 2012		June 30, 2012		September 30, 2011
		% to Total		% to Total		% to Total
	Amount	NPL	Amount	NPL	Amount	NPL
Real Estate Loans:
Commercial Property
Retail	$1,102	2.5%	$1,203	2.7%	$7,121	9.1%
Land	2,037	4.6%	2,112	4.7%	2,723	3.5%
Other	-	0.0%	936	2.1%	3,299	4.2%
Construction	7,868	17.6%	7,930	17.6%	6,142	7.9%
Residential Property	1,411	3.2%	1,298	2.9%	1,464	1.9%
Commercial & Industrial Loans:
Commercial Term Loans
Unsecured	8,106	18.1%	6,953	15.4%	10,395	13.3%
Secured by Real Estate	8,418	18.8%	5,826	12.9%	22,285	28.6%
Commercial Lines of Credit	1,359	3.0%	1,585	3.5%	2,222	2.8%
SBA	13,048	29.2%	15,720	34.8%	21,240	27.2%
Consumer Loans	1,343	3.0%	1,580	3.5%	1,100	1.4%
Total Non-Performing Loans	$44,692	100.0%	$45,143	100.0%	$77,991	100.0%

“In the third quarter of 2012, we continued to sell notes into the secondary market, though not as actively as we have in the previous quarters. Third quarter note sales totaled $23.6 million, bringing the year to date total note sales to $96.6 million,” said J.H. Son, Executive Vice President and Chief Credit Officer. “We continued our strategy of selling loans before they move into foreclosure which has served us well and has allowed us to more efficiently reduce non-performing assets over the past few years. Of the $23.6 million of notes sold in the third quarter of 2012, $2.4 million were non-accrual loans. Reflecting the continued improvement in asset quality, classified loans were $130.9 million, or 6.7% of total gross loans, at September 30, 2012, down from $316.8 million, or 15.9% of total gross loans, at September 30, 2011.”

Delinquent loans that are less than 90 days past due and still accruing interest decreased to $4.0 million at September 30, 2012, or 0.20% of gross loans, down from $4.7 million, or 0.24% of gross loans, at June 30, 2012. At September 30, 2012, the allowance for loan losses was $66.1 million, or 3.38% of gross loans. At September 30, 2012, Hanmi’s allowance for loan losses was 147.9% of non-performing loans, compared to 159.3% at June 30, 2012. For the third quarter of 2012, net charge-offs were $5.9 million, compared to $13.4 million in the second quarter of 2012 and $15.5 million in the third quarter of 2011.

Conference Call Information

Management will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call on October 18 by dialing (480) 629-9692 at 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (303) 590-3030, using access code 4566282.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value. Additional information is available at www.hanmi.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; ability to recapture DTA; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including, in Item 1A of our Form 10K for the year ended December 31, 2011, our quarterly reports on Form 10Q, and in current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2012	2012	Change	2011	Change
ASSETS
Cash and Due From Banks	$72,053	$73,645	-2.2%	$72,591	-0.7%
Interest-Bearing Deposits in Other Banks	217,375	197,760	9.9%	156,271	39.1%
Federal Funds Sold	13,000	33,000	-60.6%	-	NM
Cash and Cash Equivalents	302,428	304,405	-0.6%	228,862	32.1%
Restricted Cash	4,393	3,819	15.0%	-	NM
Term Federal Funds Sold	55,000	110,000	-50.0%	-	NM
Securities Available for Sale, at Fair Value	410,210	319,154	28.5%	363,060	13.0%
Securities Held to Maturity, at Amortized Cost	-	53,130	-100.0%	52,638	-100.0%
Loans Held for Sale, at the Lower of Cost or Fair Value	10,736	5,138	109.0%	37,202	-71.1%
Loans Receivable, Net of Allowance for Loan Losses	1,892,813	1,878,367	0.8%	1,891,533	0.1%
Accrued Interest Receivable	7,467	7,168	4.2%	7,225	3.3%
Premises and Equipment, Net	15,412	15,912	-3.1%	16,627	-7.3%
Other Real Estate Owned, Net	364	1,071	-66.0%	289	26.0%
Customers' Liability on Acceptances	2,157	1,443	49.5%	599	260.1%
Servicing Assets	5,148	5,003	2.9%	2,884	78.5%
Other Intangible Assets, Net	1,376	1,417	-2.9%	1,664	-17.3%
Investment in Federal Home Loan Bank Stock, at Cost	19,621	20,687	-5.2%	23,962	-18.1%
Investment in Federal Reserve Bank Stock, at Cost	10,261	10,261	0.0%	7,489	37.0%
Deferred Tax Assets	48,826	47,483	2.8%	-	NM
Current Tax Assets	11,689	13,952	-16.2%	9,188	27.2%
Bank-Owned Life Insurance	28,816	28,581	0.8%	28,051	2.7%
Prepaid Expenses	2,239	2,726	-17.9%	2,774	-19.3%
Other Assets	12,901	16,935	-23.8%	12,523	3.0%
TOTAL ASSETS	$2,841,857	$2,846,652	-0.2%	$2,686,570	5.8%

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-Bearing	$694,345	$679,085	2.2%	$621,195	11.8%
Interest-Bearing	1,669,040	1,706,022	-2.2%	1,731,974	-3.6%
Total Deposits	2,363,385	2,385,107	-0.9%	2,353,169	0.4%
Accrued Interest Payable	15,266	14,882	2.6%	13,490	13.2%
Bank's Liability on Acceptances	2,157	1,443	49.5%	599	260.1%
Federal Home Loan Bank Advances	3,029	3,122	-3.0%	3,392	-10.7%
Other Borrowings	-	-	NM	18,708	-100.0%
Junior Subordinated Debentures	82,406	82,406	0.0%	82,406	0.0%
Accrued Expenses and Other Liabilities	11,627	11,236	3.5%	11,603	0.2%
TOTAL LIABILITIES	2,477,870	2,498,196	-0.8%	2,483,367	-0.2%

STOCKHOLDERS' EQUITY:
Common Stock	257	257	0.0%	156	64.7%
Additional Paid-In Capital	549,814	549,796	0.0%	472,748	16.3%
Unearned Compensation	(92)	(116)	-20.7%	(192)	-52.1%
Accumulated Other Comprehensive Income	5,364	3,154	70.1%	3,902	37.5%
Accumulated Deficit	(121,498)	(134,777)	-9.9%	(203,399)	-40.3%
Less Treasury Stock	(69,858)	(69,858)	0.0%	(70,012)	-0.2%
TOTAL STOCKHOLDERS' EQUITY	363,987	348,456	4.5%	203,203	79.1%
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,841,857	$2,846,652	-0.2%	$2,686,570	5.8%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2012	2012	Change	2011	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$26,781	$27,241	-1.7%	$29,355	-8.8%
Taxable Interest on Investment Securities	1,992	2,190	-9.0%	2,022	-1.5%
Tax-Exempt Interest on Investment Securities	98	99	-1.0%	39	151.3%
Interest on Term Federal Funds Sold	191	168	13.7%	49	289.8%
Interest on Federal Funds Sold	20	31	-35.5%	5	300.0%
Interest on Interest-Bearing Deposits in Other Banks	142	59	140.7%	75	89.3%
Dividends on Federal Reserve Bank Stock	154	148	4.1%	112	37.5%
Dividends on Federal Home Loan Bank Stock	24	29	-17.2%	17	41.2%
Total Interest and Dividend Income	29,402	29,965	-1.9%	31,674	-7.2%
INTEREST EXPENSE:
Interest on Deposits	3,639	3,953	-7.9%	5,730	-36.5%
Interest on Federal Home Loan Bank Advances	40	43	-7.0%	46	-13.0%
Interest on Junior Subordinated Debentures	804	797	0.9%	739	8.8%
Total Interest Expense	4,483	4,793	-6.5%	6,515	-31.2%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	24,919	25,172	-1.0%	25,159	-1.0%
Provision for Credit Losses	-	4,000	-100.0%	8,100	-100.0%
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,919	21,172	17.7%	17,059	46.1%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	2,851	2,936	-2.9%	3,225	-11.6%
Insurance Commissions	1,092	1,294	-15.6%	940	16.2%
Trade Finance & Other Service Charges and Fees	1,111	1,159	-4.1%	1,199	-7.3%
Bank-Owned Life Insurance Income	235	238	-1.3%	237	-0.8%
Net Gain on Sales of SBA Loans	1,772	5,473	-67.6%	1,612	9.9%
Net Loss on Sales of Other Loans	(515)	(5,326)	-90.3%	(3,057)	-83.2%
Net Gain on Sales of Investment Securities	10	1,381	-99.3%	1,704	-99.4%
Other-than-temporary Impairment Loss on Investment Securities	(176)	(116)	51.7%	-	NM
Other Operating Income	140	150	-6.7%	118	18.6%
Total Non-Interest Income	6,520	7,189	-9.3%	5,978	9.1%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,148	9,449	-3.2%	8,146	12.3%
Occupancy and Equipment	2,623	2,621	0.1%	2,605	0.7%
Deposit Insurance Premiums and Regulatory Assessments	283	1,498	-81.1%	1,552	-81.8%
Data Processing	1,211	1,298	-6.7%	1,383	-12.4%
Other Real Estate Owned Expense	352	69	410.1%	(86)	509.3%
Professional Fees	1,112	1,089	2.1%	1,147	-3.1%
Directors and Officers Liability Insurance	296	295	0.3%	737	-59.8%
Supplies and Communications	669	576	16.1%	712	-6.0%
Advertising and Promotion	1,023	1,009	1.4%	631	62.1%
Loan-Related Expense	164	88	86.4%	222	-26.1%
Amortization of Other Intangible Assets	41	45	-8.9%	161	-74.5%
Other Operating Expenses	1,882	1,726	9.0%	1,642	14.6%
Total Non-Interest Expense	18,804	19,763	-4.9%	18,852	-0.3%
INCOME BEFORE PROVISION FOR INCOME TAXES	12,635	8,598	47.0%	4,185	201.9%
(Benefit) Provision for Income Taxes	(644)	(47,177)	-98.6%	(18)	3477.8%
NET INCOME	$13,279	$55,775	-76.2%	$4,203	215.9%

EARNINGS PER SHARE:
Basic	$0.42	$1.77		$0.22
Diluted	$0.42	$1.77		$0.22
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,475,976	31,475,610		18,888,474
Diluted	31,545,111	31,499,803		18,907,299
COMMON SHARES OUTSTANDING	31,489,201	31,489,201		18,907,299

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2012	2011	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$81,564	$89,509	-8.9%
Taxable Interest on Investment Securities	6,280	7,789	-19.4%
Tax-Exempt Interest on Investment Securities	299	116	157.8%
Interest on Term Federal Funds Sold	684	94	627.7%
Interest on Federal Funds Sold	53	22	140.9%
Interest on Interest-Bearing Deposits in Other Banks	269	243	10.7%
Dividends on Federal Reserve Bank Stock	430	336	28.0%
Dividends on Federal Home Loan Bank Stock	82	58	41.4%
Total Interest and Dividend Income	89,661	98,167	-8.7%
INTEREST EXPENSE:
Interest on Deposits	12,511	18,657	-32.9%
Interest on Federal Home Loan Bank Advances	126	618	-79.6%
Interest on Junior Subordinated Debentures	2,400	2,148	11.7%
Interest on Other Borrowings	-	1	-100.0%
Total Interest Expense	15,037	21,424	-29.8%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	74,624	76,743	-2.8%
Provision for Credit Losses	6,000	8,100	-25.9%
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	68,624	68,643	0.0%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	8,955	9,644	-7.1%
Insurance Commissions	3,622	3,403	6.4%
Trade Finance & Other Service Charges and Fees	3,380	3,486	-3.0%
Bank-Owned Life Insurance Income	872	700	24.6%
Net Gain on Sales of SBA Loans	7,245	1,612	349.4%
Net Loss on Sales of Other Loans	(8,234)	(3,472)	137.2%
Net Gain on Sales of Investment Securities	1,392	1,634	-14.8%
Other-than-temporary Impairment Loss on Investment Securities	(292)	-	NM
Other Operating Income	402	496	-19.0%
Total Non-Interest Income	17,342	17,503	-0.9%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	27,707	26,032	6.4%
Occupancy and Equipment	7,839	7,820	0.2%
Deposit Insurance Premiums and Regulatory Assessments	3,182	4,999	-36.3%
Data Processing	3,762	4,269	-11.9%
Other Real Estate Owned Expense	377	1,549	-75.7%
Professional Fees	2,950	3,074	-4.0%
Directors and Officers Liability Insurance	888	2,204	-59.7%
Supplies and Communications	1,803	1,786	1.0%
Advertising and Promotion	2,633	2,105	25.1%
Loan-Related Expense	452	631	-28.4%
Amortization of Other Intangible Assets	157	569	-72.4%
Expense related to Unconsummated Capital Offerings	-	2,220	-100.0%
Other Operating Expenses	5,563	5,541	0.4%
Total Non-Interest Expense	57,313	62,799	-8.7%
INCOME BEFORE PROVISION FOR INCOME TAXES	28,653	23,347	22.7%
(Benefit) Provision for Income Taxes	(47,742)	706	-6862.3%

NET INCOME	$76,395	$22,641	237.4%

EARNINGS PER SHARE:
Basic	$2.43	$1.20
Diluted	$2.42	$1.20
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,474,042	18,886,415
Diluted	31,506,767	18,905,843
COMMON SHARES OUTSTANDING	31,489,201	18,907,299

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(In Thousands)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2012	2012	Change	2011	Change

NET INCOME	$13,279	$55,775	-76.2%	$4,203	215.9%

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized Gain on Securities
Unrealized Holding Gain Arising (Decreasing) During Period	1,655	(82)	2118.3%	2,289	-27.7%
Unrealized Holding Gain Arising from the transfer of Held-to-Maturity Securities to Available-for-Sale Securities	1,968	-	NM	-	NM
Less: Reclassification Adjustment for Loss (Gain) Included in Net Income	166	(1,265)	113.1%	(1,704)	109.7%
Unrealized Gain on Interest Rate Swap	-	8	-100.0%	1	-100.0%
Unrealized Gain (Loss) on Interest-Only Strip of Servicing Assets	2	(3)	166.7%	(9)	122.2%
Income Taxes Related to Items of Other Comprehensive Income	(1,581)	295	-635.9%	-	NM
Other Comprehensive Income	2,210	(1,047)	311.1%	577	283.0%
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHAREHOLDERS	$15,489	$54,728	-71.7%	$4,780	224.0%

	Nine Months Ended
	September 30,	September 30,	Percentage
	2012	2011	Change

NET INCOME	$76,395	$22,641	237.4%

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized Gain on Securities
Unrealized Holding Gain Arising During Period	2,248	8,505	-73.6%
Unrealized Holding Gain Arising from the transfer of Held-to-Maturity Securities to Available-for-Sale Securities	1,968	-	NM
Less: Reclassification Adjustment for (Gain) Included in Net Income	(1,100)	(1,634)	-32.7%
Unrealized Gain on Interest Rate Swap	9	3	200.0%
Unrealized Gain (Loss) on Interest-Only Strip of Servicing Assets	1	(8)	112.5%
Income Taxes Related to Items of Other Comprehensive Income	(1,286)	-	NM
Other Comprehensive Income	1,840	6,866	-73.2%
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHAREHOLDERS	$78,235	$29,507	165.1%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(In Thousands)

	At or for the Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees (1)	$1,958,819	$2,003,475	$2,077,934
Average Investment Securities	$386,513	$417,202	$394,379
Average Interest-Earning Assets	$2,694,571	$2,642,428	$2,660,776
Average Total Assets	$2,829,778	$2,723,432	$2,700,629
Average Deposits	$2,361,534	$2,308,193	$2,383,639
Average Borrowings	$85,482	$86,509	$87,386
Average Interest-Bearing Liabilities	$1,766,709	$1,720,781	$1,859,847
Average Stockholders’ Equity	$352,980	$300,578	$200,971
Average Tangible Equity	$351,577	$299,148	$199,219

PERFORMANCE RATIOS:
Return on Average Assets (2)	1.87%	8.24%	0.62%
Return on Average Stockholders’ Equity (2)	14.97%	74.63%	8.30%
Return on Average Tangible Equity (2)	15.03%	74.99%	8.37%
Efficiency Ratio	59.81%	61.07%	60.55%
Net Interest Spread (2),(3)	3.34%	3.45%	3.34%
Net Interest Margin (2),(3)	3.69%	3.84%	3.75%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$71,893	$81,052	$109,029
Provision Charged to Operating Expense	117	4,233	7,269
Charge-Offs, Net of Recoveries	(5,903)	(13,392)	(15,506)
Balance at End of Period	$66,107	$71,893	$100,792

ASSET QUALITY RATIOS:
Net Loan Charge-Offs to Average Gross Loans	1.21%	2.67%	2.98%
Allowance for Loan Losses to Total Gross Loans	3.38%	3.69%	5.06%
Allowance for Loan Losses to Total Non-Performing Loans	147.92%	159.26%	129.24%
Non-Performing Assets to Total Assets	1.59%	1.62%	2.91%
Non-Performing Loans to Gross Loans	2.28%	2.32%	3.92%
Total Non-Performing Assets to Allowance for Loan Losses	68.16%	64.28%	77.66%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$2,348	$2,581	$2,391
Provision Charged to Operating Expense	(117)	(233)	831
Balance at End of Period	$2,231	$2,348	$3,222

NON-PERFORMING ASSETS:
Non-Accrual Loans	$44,692	$45,143	$77,991
Loans 90 Days or More Past Due and Still Accruing	-	-	-
Total Non-Performing Loans	44,692	45,143	77,991
Other Real Estate Owned, Net	364	1,071	289
Total Non-Performing Assets	45,056	46,214	78,280
Non-Performing Loans Classified as Loans Held for Sale	4,421	3,489	17,513
Non-Performing Assets (including Loans Held for Sale)	$49,477	$49,703	$95,793

DELINQUENT LOANS (30 to 89 Days Past Due and Still Accruing)	$4,005	$4,707	$16,473

Delinquent Loans to Total Gross Loans	0.20%	0.24%	0.83%

(1) Loans Held for Sale are included in average gross loans.
(2) Annualized
(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA, CONTINUED (UNAUDITED)
(In Thousands)

	At or for the Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
LOAN PORTFOLIO:
Real Estate Loans	$736,287	$732,059	$697,834
Residential Loans	103,774	107,757	56,638
Commercial and Industrial Loans	1,079,814	1,070,469	1,192,740
Consumer Loans	38,415	39,339	44,819
Total Gross Loans	1,958,290	1,949,624	1,992,031
Deferred Loan Costs	630	636	294
Gross Loans, Net of Deferred Loan Fees	1,958,920	1,950,260	1,992,325
Allowance for Loan Losses	(66,107)	(71,893)	(100,792)
Loans Receivable, Net	1,892,813	1,878,367	1,891,533
Loans Held for Sale, at the Lower of Cost or Fair Value	10,736	5,138	37,202
Total Loans Receivable, Net	$1,903,549	$1,883,505	$1,928,735

LOAN MIX:
Real Estate Loans	37.6%	37.5%	35.0%
Residential Loans	5.3%	5.5%	2.8%
Commercial and Industrial Loans	55.1%	55.0%	60.0%
Consumer Loans	2.0%	2.0%	2.2%
Total Gross Loans	100.0%	100.0%	100.0%

DEPOSIT PORTFOLIO:
Demand - Noninterest-Bearing	$694,345	$679,085	$621,195
Savings	111,654	113,707	106,633
Money Market Checking and NOW Accounts	563,785	557,711	455,438
Time Deposits of $100,000 or More	635,802	684,053	833,180
Other Time Deposits	357,799	350,551	336,723
Total Deposits	$2,363,385	$2,385,107	$2,353,169

DEPOSIT MIX:
Demand - Noninterest-Bearing	29.4%	28.5%	26.4%
Savings	4.7%	4.8%	4.5%
Money Market Checking and NOW Accounts	23.9%	23.4%	19.4%
Time Deposits of $100,000 or More	26.9%	28.6%	35.4%
Other Time Deposits	15.1%	14.7%	14.3%
Total Deposits	100.0%	100.0%	100.0%

CAPITAL RATIOS:
Hanmi Financial
Total Risk-Based Capital Ratio	20.79%	20.02%	14.58%
Tier 1 Risk-Based Capital Ratio	19.52%	18.74%	12.63%
Tier 1 Leverage Capital Ratio	14.71%	14.70%	9.80%
Tangible Equity to Tangible Assets Ratio	12.77%	12.20%	7.51%
Hanmi Bank
Total Risk-Based Capital Ratio	19.91%	19.06%	14.72%
Tier 1 Risk-Based Capital Ratio	18.63%	17.79%	13.42%
Tier 1 Leverage Capital Ratio	14.05%	13.95%	10.41%
Tangible Equity to Tangible Assets Ratio	14.96%	14.34%	10.63%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, AVERAGE YIELD EARNED AND AVERAGE RATE PAID (UNAUDITED)
(In Thousands)

	Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	$1,958,819	$26,781	5.44%	$2,003,475	$27,241	5.47%	$2,077,934	$29,355	5.60%
Municipal Securities - Taxable	44,887	452	4.03%	44,867	442	3.94%	10,732	115	4.29%
Municipal Securities - Tax Exempt	12,587	151	4.79%	13,011	152	4.68%	4,526	60	5.30%
Obligations of Other U.S. Government Agencies	74,345	280	1.51%	77,390	380	1.96%	106,029	387	1.46%
Other Debt Securities	254,694	1,260	1.98%	281,934	1,368	1.94%	273,092	1,519	2.22%
Equity Securities	30,886	178	2.31%	31,107	176	2.26%	32,491	129	1.59%
Federal Funds Sold	17,925	20	0.44%	29,844	31	0.42%	4,734	5	0.42%
Term Federal Funds Sold	78,967	191	0.96%	70,384	168	0.95%	42,913	49	0.46%
Interest-Bearing Deposits in Other Banks	221,461	142	0.26%	90,416	59	0.26%	108,325	75	0.27%
Total Interest-Earning Assets	2,694,571	29,455	4.35%	2,642,428	30,017	4.57%	2,660,776	31,694	4.73%

Noninterest-Earning Assets:
Cash and Cash Equivalents	70,591			71,162			67,153
Allowance for Loan Losses	(71,481)			(79,089)			(107,456)
Other Assets	136,097			88,931			80,156
Total Noninterest-Earning Assets	135,207			81,004			39,853

TOTAL ASSETS	$2,829,778			$2,723,432			$2,700,629

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	$111,432	$516	1.84%	$111,685	$586	2.11%	$107,643	$674	2.48%
Money Market Checking and NOW Accounts	555,454	859	0.62%	514,662	769	0.60%	475,712	805	0.67%
Time Deposits of $100,000 or More	660,036	1,467	0.88%	659,176	1,763	1.08%	854,894	3,237	1.50%
Other Time Deposits	354,305	797	0.89%	348,749	835	0.96%	334,212	1,014	1.20%
FHLB Advances	3,076	40	5.17%	4,103	43	4.22%	3,437	46	5.31%
Other Borrowings	-	-	0.00%	-	-	0.00%	1,543	-	0.00%
Junior Subordinated Debentures	82,406	804	3.88%	82,406	797	3.89%	82,406	739	3.56%
Total Interest-Bearing Liabilities	1,766,709	4,483	1.01%	1,720,781	4,793	1.12%	1,859,847	6,515	1.39%

Noninterest-Bearing Liabilities:
Demand Deposits	680,307			673,921			611,178
Other Liabilities	29,782			28,152			28,633
Total Noninterest-Bearing Liabilities	710,089			702,073			639,811

Total Liabilities	2,476,798			2,422,854			2,499,658
Shareholders' Equity	352,980			300,578			200,971

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,829,778			$2,723,432			$2,700,629

NET INTEREST INCOME		$24,972			$25,224			$25,179

COST OF DEPOSITS			0.61%			0.69%			0.95%
NET INTEREST SPREAD			3.34%			3.45%			3.34%
NET INTEREST MARGIN			3.69%			3.84%			3.75%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, AVERAGE YIELD EARNED AND AVERAGE RATE PAID (UNAUDITED)
(In Thousands)

	Nine Months Ended
	September 30, 2012			September 30, 2011
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	$1,982,369	$81,564	5.50%	$2,149,101	$89,508	5.57%
Municipal Securities - Taxable	44,881	1,340	3.98%	13,930	433	4.14%
Municipal Securities - Tax Exempt	12,959	460	4.73%	4,373	179	5.46%
Obligations of Other U.S. Government Agencies	75,058	985	1.75%	134,779	1,639	1.62%
Other Debt Securities	276,646	3,955	1.91%	301,478	5,717	2.53%
Equity Securities	31,486	512	2.17%	34,030	394	1.54%
Federal Funds Sold	16,545	53	0.43%	6,160	22	0.48%
Term Federal Funds Sold	91,898	684	0.99%	25,542	94	0.49%
Interest-Bearing Deposits in Other Banks	139,458	269	0.26%	115,722	243	0.28%
Total Interest-Earning Assets	2,671,300	89,822	4.49%	2,785,115	98,229	4.72%

Noninterest-Earning Assets:
Cash and Cash Equivalents	70,303			67,791
Allowance for Loan Losses	(79,502)			(125,990)
Other Assets	103,207			86,949
Total Noninterest-Earning Assets	94,008			28,750

TOTAL ASSETS	$2,765,308			$2,813,865

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	$109,605	$1,675	2.04%	$110,795	$2,157	2.60%
Money Market Checking and NOW Accounts	512,086	2,313	0.60%	471,179	2,817	0.80%
Time Deposits of $100,000 or More	700,443	5,978	1.14%	943,366	10,773	1.53%
Other Time Deposits	346,925	2,545	0.98%	308,558	2,910	1.26%
FHLB Advances	3,478	126	4.84%	87,369	618	0.95%
Other Borrowings	-	-	0.00%	1,437	1	0.09%
Junior Subordinated Debentures	82,406	2,400	3.89%	82,406	2,148	3.49%
Total Interest-Bearing Liabilities	1,754,943	15,037	1.14%	2,005,110	21,424	1.43%

Noninterest-Bearing Liabilities:
Demand Deposits	666,712			589,296
Other Liabilities	29,837			29,801
Total Noninterest-Bearing Liabilities	696,549			619,097

Total Liabilities	2,451,492			2,624,207
Shareholders' Equity	313,816			189,658

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,765,308			$2,813,865

NET INTEREST INCOME		$74,785			$76,805

COST OF DEPOSITS			0.72%			1.03%
NET INTEREST SPREAD			3.35%			3.29%
NET INTEREST MARGIN			3.74%			3.69%

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi Financial and Hanmi Bank’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Financial and Hanmi Bank. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (UNAUDITED)
(In Thousands, Except Per Share Data)

	September 30,	June 30,	September 30,
HANMI FINANCIAL CORPORATION	2012	2012	2011
Total Assets	$2,841,857	$2,846,652	$2,686,570
Less Other Intangible Assets	(1,376)	(1,417)	(1,664)
Tangible Assets	$2,840,481	$2,845,235	$2,684,906

Total Stockholders' Equity	$363,987	$348,456	$203,203
Less Other Intangible Assets	(1,376)	(1,417)	(1,664)
Tangible Stockholders' Equity	$362,611	$347,039	$201,539

Total Stockholders' Equity to Total Assets Ratio	12.81%	12.24%	7.56%
Tangible Common Equity to Tangible Assets Ratio	12.77%	12.20%	7.51%

Common Shares Outstanding	31,489,201	31,489,201	18,907,299
Tangible Common Equity Per Common Share	$11.52	$11.02	$10.66

HANMI BANK
Total Assets	$2,836,931	$2,841,441	$2,681,517
Less Other Intangible Assets	-	-	(94)
Tangible Assets	$2,836,931	$2,841,441	$2,681,423

Total Stockholders' Equity	$424,546	$407,407	$285,250
Less Other Intangible Assets	-	-	(94)
Tangible Stockholders' Equity	$424,546	$407,407	$285,156

Total Stockholders' Equity to Total Assets Ratio	14.96%	14.34%	10.64%
Tangible Common Equity to Tangible Assets Ratio	14.96%	14.34%	10.63%

CONTACT:
Hanmi Financial Corporation
Lonny Robinson, Executive Vice President and Chief Financial Officer
213-368-3200